UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM S-8/S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            VIRTUALSELLERS.COM, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

CANADA                                                                 911353658
------                                                                 ---------
(State  or  other  jurisdiction  of                             (I.R.S. Employer
incorporation  or organization)                             Identification  No.)

Suite  1000,  120  North  LaSalle  Street,  Chicago,  Illinois             60602
--------------------------------------------------------------             -----
(Address  of  Principal  Executive  Offices)                         (Zip  Code)

                       EMPLOYMENT AGREEMENT - KEVIN DUDLEY
                       -----------------------------------
                            (Full title of the plan)

                                 DENNIS SINCLAIR
                            VIRTUALSELLERS.COM, INC.
                      SUITE 1000, 120 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS  60602
                     (Name and address of agent for service)

                                 (312) 920-9999
                                 --------------
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               VIRGIL  Z.  HLUS
                 CLARK,  WILSON,  BARRISTERS  AND  SOLICITORS
                     #800  -  885  WEST  GEORGIA  STREET
               VANCOUVER,  BRITISH  COLUMBIA,  CANADA,  V6C  3H1
                         TELEPHONE:  (604)  687-5700
                         ---------------------------



                                          CALCULATION OF REGISTRATION FEE

                                                         Proposed            Proposed
Title of Securities to             Amount to be      Maximum Offering    Maximum Aggregate       Amount of
be Registered                       Registered       Price Per Share      Offering Price      Registration Fee
-------------------------------  -----------------  ------------------  -------------------  ------------------

Common Shares,                   A maximum of
no par value                     100,000 shares(2)  $          1.00(1)  $        100,000(1)  $         26.40(1)
-------------------------------  -----------------  ------------------  -------------------  ------------------

(1)     The  price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely  for  the  purpose  of calculating the registration fee, based on the average of the bid and asked price
($0.953  bid;  $1.047  ask)  of the common shares as reported on the National Association of Securities Dealers
Inc.'s  Over  the  Counter  Bulletin  Board  on  November  24,  2000.

(2)     Pursuant  to  an  Employment  Agreement between the Company and Kevin Dudley, dated March 15, 2000, the
Company issued 100,000 common shares to Kevin Dudley as a performance bonus for services rendered.

                                EXPLANATORY NOTE

Virtualsellers.com, Inc. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register shares of the Company's common shares, no par value, issued pursuant to the Employment Agreement (the "Employment Agreement") between the Company and Kevin Dudley, dated March 15, 2000.

Under cover of this Form S-8 is the Company's Reoffer Prospectus, prepared in accordance with Part I of Form S-3 under the 1933 Act. This Reoffer Prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 100,000 common shares which have been issued pursuant to the Employment Agreement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

We will send or give the documents containing the information specified in Part I of Form S-8 to Kevin Dudley as specified by the Securities and Exchange
Commission Rule 428(b)(1) under the 1933 Act. We do not need to file these documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectuses supplements under Rule 424 of the 1933 Act.

                              PRE-OFFER PROSPECTUS

          The date of this Prospectus is the 27th day of November, 2000

                                 100,000 Shares
                            VIRTUALSELLERS.COM, INC.
                      Suite 1000, 120 North LaSalle Street
                             Chicago, Illinois 60602
                        Common Shares (without par value)

The 100,000 common shares in our capital stock being registered pursuant to this registration statement are offered by one of our employees and shareholders, Kevin Dudley. The common shares owned by Kevin Dudley may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices by Kevin Dudley, and without payments of any underwriting discounts or commission, except for usual and customary selling commissions paid to brokers or dealers. We will not receive any proceeds from the sale of any of the common shares by Kevin Dudley. Kevin Dudley is an employee who has acquired the 100,000 common shares pursuant to an Employment Agreement. We are paying the expenses incurred in registering the common shares.

The 100,000 common shares are "restricted securities" under the 1933 Act because they were issued to the employee prior to the filing of this registration statement. The reoffer prospectus has been prepared for the purpose of registering the common shares under the 1933 Act to allow for future sales by the employee (the selling stockholder), on a continuous or delayed basis, to the public without restriction. To our knowledge, the selling stockholder has no arrangement with any brokerage firm for the sale of the 100,000 common shares. The selling stockholder may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with the resales of the common shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

Our common shares are traded on the National Association of Securities Dealers Over-the Counter Bulletin Board under the symbol VDOT. As of November 24, 2000, the average of the bid and asked price ($0.953 bid; $1.047 ask) of our common shares as reported on the National Association of Securities Dealers Inc.'s Over the Counter Bulletin Board on November 24, 2000 was $1.00.

THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 8 OF THE 10(A) PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                                TABLE OF CONTENTS

PART  I                                                                     PAGE

     Information  Required  in  the  Section  10(A)  Prospectus               ii
     Reoffer  Prospectus                                                       1
     Available  Information                                                    1
     Incorporation  of  Documents  by  Reference                               1
     The  Company                                                              2
     Risk  Factors                                                             8
     Use  of  Proceeds                                                        17
     Determination  of  Offering  Price                                       17
     Dilution                                                                 17
     Selling  Shareholders                                                    17
     Plan  of  Distribution                                                   18
     Description  of  Securities                                              18
     Interests  of  Named  Experts  and  Counsel                              19
     Legal  Matters                                                           19
     Disclosure  of  Commission  Position                                     19

AVAILABLE  INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Virtualsellers.com, Inc. files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") as is required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The SEC allows us to "incorporate by reference" information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, except for any information superseded by information in this reoffer prospectus.

We filed the following documents, which are incorporated into this reoffer prospectus by reference:

1.     Our  Form  10-K  Annual  Report,  filed  on  June  14,  2000;

2.     Our  Form  8-K  Current  Report,  filed  on  June  15,  2000;

3. The Proxy Statement circulated to our shareholders pursuant to Section 14(a) of the Securities Act of 1934, filed on June 28, 2000, with respect to our Annual General Meeting held on August 4, 2000;

4. Our Form 10-Q Quarterly Report, filed on July 14, 2000, for the quarter ending May 31, 2000;

5.     Our  Form  8-K/A  Current  Report,  filed  on  August  25,  2000;  and

6. Our Form 10-Q Quarterly Report, filed on October 16, 2000, for the quarter ending August 31, 2000.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO DENNIS SINCLAIR, SUITE 1000, 120 NORTH LASALLE STREET, CHICAGO, ILLINOIS, USA, 60602. OUR TELEPHONE NUMBER AT THAT LOCATION IS (312) 920-9120.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

THE  COMPANY

Our business operations focus on traditional and e-commerce transaction processing and "backroom support" services for other businesses. Part of our services assist businesses in their transition from old technologies or dissimilar software systems to state-of-the-art e-commerce capable websites so that they can retail their products and/or services over the Internet.

We  provide  the  following  services  and/or  products:

- through our call center, we provide transaction processing, centralized billing, customer and technical support, customer service, order entry, order fulfilment, bill collection, help desk services and dispatch functions;

- through Virtualsellers.com, we provide turnkey e-commerce transaction processing and website development, maintenance and hosting services;

- through CallDirect, we sell telephone related products and provides transaction processing and customer services;

- through Virtualsellers.com, we sell our proprietary software engine and language interpreter called TAME (Tag Activated Markup Enhancement). TAME is an interpretative language which enables developers to create Internet and e-commerce applications that interface with all major operating systems and web browsers. The scope and functionality of the TAME language is comparable to Java or Javascript; and

- through Sullivan Park, an internet services developer, we will continue to provide e-business development services to medium and large-sized businesses, offer services as a business-to-business incubator, e-commerce development, internet consulting, back-office integration and web-based remote application services.

VirtualSellers.com
------------------

VirtualSellers.com can provide turnkey e-commerce transaction processing, website development, maintenance and hosting services. VirtualSellers.com is able to assist companies in designing, building, deploying and managing sophisticated, secure e-commerce ready Internet websites, which provide immediately available, customized, secure and complete e-commerce transaction processing capabilities enabling companies to retail their products and/or services over the Internet. VirtualSellers.com can also convert existing websites into e-commerce enabled websites within a matter of hours.

In addition, VirtualSellers.com can offer these businesses live customer service, order processing and other "backroom support" services through our call center. As a result, VirtualSellers.com can truly offer a complete set of traditional and e-business / e-commerce service solutions.

By offering such a wide scope of services, VirtualSellers.com is positioned to help businesses at any stage in the development of their e-commerce solution. For instance, VirtualSellers.com can provide clients with complete, end-to-end e-commerce transaction processing systems or can provide only specific services in conjunction with clients' existing websites and Internet service providers. VirtualSellers.com allows clients to bypass the traditional steps necessary to create a secure website, including the need for software and hardware, Internet access, software programming and website design, and Internet-accepted business banking accounts. In addition, clients will avoid hiring and paying for the labour necessary to learn the systems and process the orders.

VirtualSellers.com has the capability to build, maintain and host an e-commerce capable website, thereby enabling businesses to develop an online selling presence by reducing a business' time to market and allowing the business' existing customers to purchase the business' products or services over the Internet. VirtualSellers.com offers a variety of e-commerce transaction processing services, including:

-     integrated  online  marketing;

- secure real time on-line order processing and clearing, including a proprietary 8-point fraud verification check;

- secure online order billing, payment acceptance and verification, and payment collection;

-     business  banking  account  services;

- shopping cart software which allows consumers to order several items, calculates applicable taxes, totals the order and accepts a credit card as payment;

-     inventory  interface;

-     order  fulfilment  tracking;

-     inventory  tracking;

-     payment  collection;

-     customer  service  support;

-     order  tracking;

-     retention  of  commissions  at  the  point-of-sale;  and

- provision of all the necessary documentation to facilitate product delivery.

VirtualSellers.com has been providing e-commerce solutions for three years and has serviced more than 100 companies in both the business-to-business and business-to-consumer markets. VirtualSellers.com's clients include a wide range of businesses and have included the Kansas City Royals, former AFL Kansas City Chiefs football coach Hank Stram, Beanie Babies stuffed toys and various music products.

VirtualSellers.com has found that a vast majority of managers of businesses - as well as entrepreneurs - do not have the time or resources to create and manage a website designed to sell their products in a secure environment. Moreover, many larger corporations continue to outsource this aspect of their e-commerce business in order to keep their focus on products and product development and to minimize incremental costs associated with marketing over the Internet. These two types of businesses provide VirtualSellers.com with its core market. Other target customers for VirtualSellers.com's e-commerce transaction services include Internet-centered businesses, including those who have developed custom transaction processing systems and established retailers that have opened online stores to supplement their traditional retail models. VirtualSellers.com reaches these businesses through a sales force as well as through an indirect sales channel that leverages existing sales and marketing infrastructures developed by its affiliates.

All products and services are also offered directly through our e-commerce capable website "Virutalsellers.com". VirtualSellers.com's efforts in marketing and selling the e-commerce transaction processing services, and the website development, maintenance and hosting services is accomplished through:

-     our  website;

-     direct  sales  by  our  own staff through outbound telemarketing programs;

-     tradeshows;

- referrals provided through a marketing agreement with IMC (Internet Marketing Consortium) Cable Print Network Marketing Inc.; and

-     strategic  partnerships  and  agents.

TAME  (Tag  Activated  Markup  Enhancer)
----------------------------------------

TAME is a browser based, cross platform, scripting language that is compatible with Unix, Linux, Microsoft Windows NT and virtually every major operating system. The scope and functionality of the language can be compared to ASP, Javascript and Java Server Pages. TAME's competitive advantage is derived from its ease of programming and deployment, its scalability and flexibility, and its extensive ability to be customized. TAME's simplification and other inherent advantages lead to rapid application development.

TAME is also fully compatible with XML (eXtensible Markup Language), a website programming language that has quickly become the de facto standard for electronic business information. XML is easy to learn, easily extensible to support new data attributes and flexible enough to represent any information.

The Company uses TAME to provide businesses with a quick, easy and seamless way to establish an e-commerce enabled presence on the Internet, and as the key facilitator for other e-business solutions. With the software, a business can launch a new website, upgrade an existing one, add leading-edge shopping cart technology to a website, or add new services for its own customers. For those companies with existing websites, TAME enable them to remain on the cutting edge of Internet technology without having to continually invest in new software and hardware.

In addition to using TAME to assist our clients, we operate a high technology laboratory in the Chicago area that serves as the testing ground for TAME - both in terms of upgrading the software to keep pace with technology changes and to test new applications for clients. Through the operation of the lab, we ensure that new versions of and new applications for TAME are market-ready and real world tested.

TAME  has  many  benefits  and  competitive advantages, including the following:

- PLATFORM INDEPENDENCE. TAME is compatible with Unix, Linux, Microsoft Windows NT and simplifies Web and enterprise infrastructure development over clients' existing architectures.

- SIMPLIFICATION. TAME takes disparate technologies and legacy systems and runs them within one environment eliminating downtime and upgrade incompatibilities. TAME connects software, hardware, and different operating systems into one cohesive group.

- DRAMATIC COST SAVINGS. TAME enables businesses to keep using their legacy systems, saving significant amounts of money by eliminating the need for software acquisitions, upgrades and additional programming. TAME also allows incompatible legacy systems and databases to communicate with minimal coding.

- EASE OF USE. TAME is quick and easy to learn, and dramatically reduces coding time, as compared to other competing software languages. TAME's predefined tags eliminate whole processes which save programmer's time, reduces the development process and reduces time to delivery.

- REDUCTION OF BANDWIDTH REQUIREMENTS. Because TAME processes data requests at the server side, only formatted data results are sent to the user's browser. This savings in file size translates directly to savings in bandwidth. The less data being sent, the less bandwidth an application will require.

- FASTER LOADING. For users connected to the Internet via modems, TAME means dramatically faster loading of pages. For businesses hosting websites on dedicated (and expensive) Internet connections, it means lowered connection costs.

- TAME IS XML-ENABLED. XML (extensible Markup Language) is acclaimed as the new standard in data sharing via the Internet. This technology breakthrough is also believed to be the replacement for current electronic data interchange
(EDI) technology that many companies use for business-to-business transactions. Because TAME contains an XML object interpreter, the time required to develop website tags is greatly reduced. TAME can access many dissimilar databases from different operating systems and provide a common interface to display the data. TAME includes a dynamic Internet web page engine and provides Internet access to databases, giving developers the ability to easily create solutions that can be deployed on all major operating systems and server environments, resolving common problems associated with many of today's non-XML Internet browsers.

- BROWSER COMPATIBILITY. Unlike most XML solutions, which require specific Internet browsers, TAME XML will function on nearly all browsers. This browser compatibility is a key advantage to TAME because industry standards for XML are still in their infancy.

We market and sell TAME to businesses using a combination of direct and indirect distribution channels, including the following:

-     direct  sales  by  our  staff  through our outbound telemarketing program;

-     sales  through  our  website  -  www.tameable.com;

-     sales  through  industry  trade  shows  like  COMDEX;

-     sales  through  reselling  agreements with companies like RedHat Inc.; and

-     sales  through  agents  and  strategic  partnerships.

We intend to market and sell TAME using the following direct and indirect distribution channels:

-     sales  through  strategic  relationships  with  hardware  vendors;

- direct sales to application service providers who in turn sell to their customers;

- direct sales to Internet and other service providers who provide website development and e-commerce solutions;

-     agents  who  develop  or  resell  integrated  solutions;

- organizations that use TAME to create websites and Internet applications with electronic commerce, content management and personalization capabilities for Internet, intranet and extranet use; and

- sponsorship of seminars for potential customers and promoting special events.

Our website allows visitors to download, evaluate and purchase TAME. Electronic distribution provides us with a low-cost, globally accessible, 24-hour sales distribution channel. We continue to develop market awareness of the "TAME" brand. Our branding strategy includes participating in trade shows and conferences, promoting special events and advertising our products and services in print and electronic media.

Sullivan  Park
--------------

We recently acquired all of the property, assets and undertakings of the Internet services development business carried on by Sullivan Park. We intend to continue the business operations of Sullivan Park by incorporating its customers, operations and employees into a new subsidiary which we have recently incorporated. Sullivan Park is an Internet services developer, focussing on building successful business-to-business Internet companies, providing e-business development services to medium and large-sized businesses, and offering services as a business-to-business incubator. General services provided by Sullivan Park include designing and running websites, e-commerce development, Internet consulting, back-office integration and web-based remote application services. Specific services to Sullivan Park's customers include the development and hosting of on-line stores, including services such as site concept, site design, media production, media acquisition, artwork, animation, web programming, database programming and application server programming.

The  Call  Center
-----------------

We operate one call center through our subsidiary, NorthNet Telecommunications, Inc., doing business as Northstar Telesolutions. The call center specializes in providing the following transaction processing and backroom services for our clients:

- inbound/outbound telemarketing, including targeted marketing campaigns, cold calling, inbound marketing promotions and up-selling campaigns;

-     customer  and  technical  support;

-     customer  order  entry;

-     credit  reporting;

- centralized customer billing which can be based on a specified anniversary date or cycles which are bi-monthly, quarterly, semi-annually or annually;

- customer account reconciliations and reporting using either a client's own banking structure or specially dedicated accounts at our bank;

- customer payment collection including credit card and pre-authorized checking;

-     collection  of  customer  accounts  or  disbursement  of customer refunds;

-     order  fulfilment;

-     help  desk  services;

-     customer  service  and  dispatch  functions;

- direct mail services which involves inserting the direct mail or other related items into customers' bills before mailing; and

-     other  computer  telephone  applications.

We are able to provide our customers with a package of bundled services or a customized package of any variety of services required by that particular customer, while providing high quality customer and order support. By partnering with Rockwell Electronic Commerce Corporation, we have equipped the call center with a powerful and flexible multimedia customer contact software solution, which provides the call center with comprehensive and responsive live e-commerce customer service.

We have expanded the scope of our call center operations to offer our services to the following businesses:

-     e-commerce  businesses;

-     cable  television  operators;

-     Internet  service  providers;

-     providers  of  technical  help  desk  support  services;

-     providers  of  property  management  services;

-     direct  broadcast  satellite  services  providers;

-     retailers  of  medical,  healthcare  and  consumer  products;

-     in-house  call  centers;

-     reservation  centers;  and

- providers of mail order catalogues, other forms of direct mail, broadcast fax and more traditional forms of marketing services.

We market the call center through periodic advertising and outbound telemarketing of the services provided by the call center, as well as by appearances at trade shows relevant to the call center industry. We entered into a Co-operative Marketing Agreement with Rockwell Electronic Commerce Corporation, a company engaged in the design, development, manufacture and support of call center systems. Under this arrangement, we have agreed to work with Rockwell to create a marketing plan to develop and pursue opportunities for the marketing and sale of each company's products and services.

CallDirect  Enterprises
-----------------------

Through its subsidiary Preferred Telemanagement Inc., doing business as CallDirect Enterprises ("CallDirect"), we operate as a catalogue reseller of telephone-related equipment, as well as other products such as multimedia, entertainment, travel, security and computer accessories for offices and homes. We use the call center to provide customer service functions for CallDirect, and through the website "www.calldirect.com", we retail CallDirect's products over the Internet.

CallDirect's current product line, which is updated continually to ensure access to the latest telecommunications products and services, is divided into the following categories:

-     headset  products;

-     cordless  telephones;

-     telecom  products;

-     CTI  (computer  telephone  integration)  products;

-     line  switch  products;

-     call  identification  products;

-     office  products;

-     cellular  and  wireless  products;  and

-     miscellaneous  and  accessory  products.

CallDirect's catalogue and website are its primary sales tools which are designed to provide all the information necessary for a customer to purchase any of its products. We believe that CallDirect's direct response catalogue and its website will enable us to establish a direct relationship with the end user, especially small home office users. Direct marketing to this target customer offers the customer superior purchasing convenience, access to technical knowledge and support, and a wider selection of products than those which are offered through competing distribution channels. CallDirect plans to continue to realize sales growth by:

- acquiring new customers through increased catalogue circulation and via its website;

- stimulating repeat purchases from new and existing customers via e-mail broadcasts;

- supplementing catalogue mailing, links and banners with outbound telemarketing to target potentially high volume key accounts; and

- working with the larger inter-connect companies that are more involved with selling large switches and key systems and not involved in the accessories to these telephone users.

Increasing the number of prospective customers can also be achieved by accessing customer lists that have been developed by other major business-to-business direct marketers. CallDirect has an opportunity to significantly increase the number of its active customers who have a proven tract record of purchasing both through catalogues and over the Internet.

We intend to use CallDirect to market the rest of our products and services in Canada. Accordingly, CallDirect will be able to offer full e-business and other support services to other catalogue resellers and other businesses located in Canada.

RISK  FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE SHARES. ANY OF THE FOLLOWING RISKS COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS OR ON THE VALUE OF OUR SHARES.

WE  HAVE  A  HISTORY  OF  LOSSES

We have incurred substantial net losses. A portion of these losses were incurred in operations which we no longer operate. We incurred losses when we were involved in the alternate long distance telecommunications business and have continued to lose money during the transition to becoming a transaction processing/customer service company. For the fiscal year ended February 29, 2000, we incurred losses of $4,693,230. While we feel confident that we can secure additional funds through private placement financing and successfully carry out our business plan, there can be no assurance that we will accomplish these tasks and achieve profitability.

WE HAVE A LACK OF HISTORY IN THE INTERNET AND E-COMMERCE TRANSACTION PROCESSING BUSINESSES

Due to the lack of history regarding both Internet business and e-commerce transaction processing businesses, there is little information on which to base projections of future profitability. Consideration should be given to risks inherent to start up businesses and the volatility of emerging technology. Our viability will depend on our ability to anticipate changes in e-commerce technology and avoid the pitfalls associated with new businesses. If we are not successful in addressing these risks, our business will likely be adversely affected.

WE  DEPEND  UPON  KEY  CUSTOMERS  FOR  SOME  OF  OUR  OPERATIONS

Our call center is dependent upon a limited number of customers for a substantial portion of its revenues. The loss of any of these customers would have a significant, materially adverse impact upon the call center's revenues and prospects for profits but would not significantly impact our working capital, liquidity or our long term prospects. Each customer accounted for no more than 25% of the call center's total revenue for the year ended February 29,

2000. Although we expect to expand our customer base, there can be no assurance that we will be successful and, if the customer base is expanded, that we will be able to retain our existing customers. Furthermore, an unexpected decline in sales to any of such customers could have a materially adverse effect upon our business. In addition, there are no firm contracts governing our relationship with any of our Call Center customers. Accordingly, such business relationships could be terminated or curtailed at any time. The lack of firm contracts with our customers could have a materially adverse impact on our revenue.

Our e-commerce business is estimated to produce 80% to 90% of our continuing revenue. While several of our clients may produce substantial sales, none will account for more than 5% of our total revenue. The remaining revenues will be generated from the call center and CallDirect operations. As with the call center, an unexpected decline in sales to any of its e-commerce customers could have a materially adverse effect on our business. In addition, all sales of services to our clients are based on short-term contracts, usually 12-months, and as a result such relationships could be terminated before they expire. This could have a materially adverse impact on our revenue.

WE  FACE  STRONG  COMPETITION  IN  ALL  OF  OUR  OPERATIONS

Many of our competitors in both the call center and e-commerce business segments are substantially larger than us and have significantly greater financial resources and marketing capabilities than us, together with better name recognition. It is also possible that new competitors may emerge and acquire significant market share in each or either of these markets. Competitors with superior resources and capabilities may be able to utilize such advantages to market their products and services better, faster and/or cheaper than the we are able to. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could have a materially adverse effect upon our business, results of operations and financial condition. In addition, there can be no assurance that we will be able to compete successfully against its present or future competitors in each or either of these markets.

The telecommunications and Internet markets are both very competitive. We will compete directly with companies providing similar products and services which may have certain commercial advantages. Our ability to compete successfully will require it to develop and maintain technologically advanced products and services, attract and retain highly qualified personnel, obtain a significant customer base using our e-commerce transaction processing services and our call center services, whether alone or with third parties. There can be no assurance that we will be able to achieve these objectives. Failure to do so would have a materially adverse effect on our business, operating results and financial condition. Furthermore, our potential products and services, if successfully developed, will compete directly with other existing and subsequently developed products using competing technologies. There can be no assurance that our competitors will not succeed in developing or marketing technologies and products that are more effective and commercially desirable than those we develop or market or that would render our technology and products non-competitive. Failure of our potential products to compete successfully with products using competing technologies will have a materially adverse effect on our business, operating results and financial condition.

The market for customer-premise telecommunications products is highly competitive. CallDirect competes with a variety of traditional dealers and retailers, including catalog companies, electronics specialty stores, office products and computer superstores. A variety of external and internal factors could effect its ability to compete, including:

- the function, performance, price and reliability of the products offered by CallDirect and its competitors;

-     the  timing  and  success of CallDirect and its competitors' new products;

-     development  efforts;  and

-     the  effectiveness  of  CallDirect and its competitors' marketing efforts.

Certain of CallDirect's competitors have greater financial, technical, sales, marketing, and other resources than its has. CallDirect may not be able to compete effectively against existing competitors or against new competitors that may enter the market. In addition, while CallDirect currently does not know of any competitor specializing in distributing a broad line of telecommunications products directly to business end users via catalog, outbound telemarketing and the Internet, it may not be able to compete successfully in the future in these direct marketing channels, which may attract new market entrants, or in other channels that CallDirect may enter or that may be developed for the sale of telecommunications products.

COSTS  OF  CATALOG  MAILING,  PAPER,  AND  PRINTING  MAY  INCREASE

Increases in postal rates and paper and printing costs increase the cost of catalog mailings incurred by CallDirect in the future. An increase in postal rates or higher than anticipated paper and printing costs could harm our financial position and results of operations to the extent that we are unable to pass such increase directly on to customers by raising prices or offset such increase by implementing more efficient printing, mailing and delivery systems.

WE  FACE  GOVERNMENT  REGULATIONS  RELATING  TO  MAILING  LISTS

We are seeking to expand our in-house list of customers and potential customers by continually renting appropriate mailing lists and sending its catalogs to prospects obtained from these lists. In the event that the federal or state governments enact privacy legislation resulting in the increased regulation of mailing lists, we may be unable to enhance and expand our customer list for CallDirect. If that was to occur, we could also experience increased costs in complying with potentially burdensome regulations concerning the solicitation of consents to keep or add customer names to our mailing lists.

WE  DEPEND  UPON  KEY  PERSONNEL

The loss of the services of any of our management and other key employees, for any reason, may have a materially adverse effect on our continuing operations. We have entered into a month-to-month employment agreement with Dennis Sinclair, our President and CEO. As such, there is nothing preventing Dr. Sinclair from terminating his employment with us at any time. Although we believe that the loss of Dr. Sinclair will not have a materially adverse impact upon our business, there can be no assurance in this regard, nor any assurance that we will be able to find a suitable replacement for Dr. Sinclair. Furthermore, we do not maintain "key man" life insurance on the lives of Dr. Sinclair or any of our other officers. To the extent that the services of any of our key employees becomes unavailable, we will be required to retain other qualified persons; however, there can be no assurance that it will be able to employ qualified persons upon acceptable terms.

Our business is labour intensive and places significant importance on its ability to recruit and retain technical and professional personnel. Our success is therefore dependent upon its ability to identify, hire and retain additional qualified personnel, for whose services we will be in competition with other prospective employers, many of which may have significantly greater resources than we do. Additionally, demand for qualified personnel conversant with certain technologies is intense and may outstrip supply as new and additional skills are required to keep pace with evolving computer technology. There can be no assurance that we will be able to hire and, if so, retain such additional qualified personnel. Failure to attract and retain such personnel could have a materially adverse effect upon our business.

WE  RELY  UPON  TECHNOLOGY  AND  COMPUTER  SYSTEMS

Our call center and transaction processing systems utilize sophisticated and specialized telecommunications, network and computer technology, and have focused on the application of these technologies to meet our clients' needs. We anticipate that it will be necessary to continue to invest in and develop new and enhanced technology on a timely basis to maintain our competitiveness. Significant capital expenditures may be required to keep our technology up to date. Investments in technology and future investments in upgrades and enhancements to software for such technology may not necessarily ensure our competiveness. Our future success will also depend in part on our ability to anticipate and develop information technology solutions which keep pace with evolving industry standards and changing client demands.

In addition, our business is highly dependent upon our computer and telephone equipment and software systems, and the temporary or permanent loss of such equipment or systems, through casualty, operating malfunction or otherwise, could have a materially adverse effect upon our business. Our business systems depend on the smooth operation of computer systems that may be affected by circumstances beyond our control. Events that could cause system interruptions are:

-     fire;

-     earthquake;

-     hurricane;

-     power  loss;

-     telecommunications  failure;  and/or

-     unauthorized  entry  or  other  events.

We have experienced growing transaction volumes that have occasionally exceeded its ability to process them. There is a possibility that its existing systems may be inadequate if demand increases substantially. Finally, although we back up data as a matter of course, and take other measures to protect against loss, there is still a certain degree of risk of such losses. A system outage or data loss could adversely affect our business.

Despite the security measures we maintain, our systems may be vulnerable to computer viruses, hackers, rogue employees or similar sources of disruption. Any interruptions in our operations could have a materially adverse effect on our business. Any problem of this nature could result in significant liability to customers or financial institutions and may deter potential customers from using our services. We attempt to limit this sort of liability through back-up systems, contractual provisions and insurance. However, there is no assurance that these contractual limitations would be enforceable, or that our insurance coverage would be adequate to cover potential liabilities.

WE  MAY  ENCOUNTER  SOFTWARE  DEFECTS  OR  DELAYS  IN  PRODUCT  DEVELOPMENT

Internet applications are complex and rely on sophisticated software, technologically advanced hardware, and the integration of often-incompatible operating systems. For these reasons, system development often encounters developmental delays. Software may contain undetected errors. Systematic failure may occur when revisions are brought on line or when demand for services increases. We may experience unanticipated delays in the development of software or implementation on systems underlying our services. Despite testing by potential customers and by our employees, it is possible that our software may nevertheless contain errors, and this could have an adverse effect on our business.

WE  DEPEND  UPON  TREND  TOWARD  OUTSOURCING  BY  BUSINESSES

Our call center and e-commerce businesses and growth depend in large part on the industry trend toward outsourcing information technology and administrative services. There can be no assurance that this trend will continue, as organizations may elect to perform such services in-house. We intend to alleviate our dependence upon any one revenue stream by expanding our business operations vertically and horizontally. Nevertheless, a significant change in the direction of this trend toward outsourcing could have a material adverse effect on our business.

RISK  OF  EMERGENCY  INTERRUPTION  OF  CALL  CENTER  AND  NETWORK  OPERATIONS

Our operations are dependent upon our ability to protect our call center, e-commerce business and information databases against damage that may be caused by fire, power failure, telecommunications failures, unauthorized intrusion, computer viruses and other emergencies. We have taken precautions to protect both our business and our customers from events that could interrupt delivery of our services. These precautions include off-site storage of backup data, fire protection and physical security systems, backup power generators and a disaster recovery plan. We also maintain business interruption insurance in amounts that we consider adequate. Notwithstanding such precautions, there can be no assurance that a fire, natural disaster, human error, equipment malfunction or inadequacy, or other event will not occur.

Similar precautions have been implemented with the development of the network and telecommunication systems for the e-commerce transaction processing business. Duplication has been built into the networks by having redundant equipment maintained onsite. Back-up generators and power protection systems have been installed to ensure continuous operations and firewalls have been installed to ensure system integrity and safety. Duplicate providers of bandwidth have been chosen to ensure that connectivity will be uninterrupted. All of this ensures that customers and vendors will have continuous service to the e-commerce systems, barring a complete interruption of the telecommunications and power infrastructures. Notwithstanding such precautions, there can be no assurance that a fire, natural disaster, human error, equipment malfunction or inadequacy, or other event will not occur.

WE  MAY  NOT  BE  ABLE  TO  MANAGE  OUR  FUTURE  GROWTH

Our ability to achieve our planned growth is dependent upon a number of factors including, but not limited to, our ability to hire, train and assimilate management and other employees, the adequacy of our financial resources, our ability to identify and efficiently provide and perform such new products and services as our customers may require in the future and our ability to adapt our own systems to accommodate our expanded operations. In addition, there can be no assurance that we will be able to achieve our planned expansion or that we will be able to manage successfully such expanded operations. Failure to manage anticipated growth effectively and efficiently could have a materially adverse effect on our business.

IMPLEMENTATION  OF  ACQUISITION  STRATEGY

Although we have acquired the call center, VirtualSellers.com, CallDirect and Sullivan Park, we intend to pursue other acquisitions. There can be no assurance that we will be able to consummate or, if consummated, successfully integrate the operations and management of future acquisitions. Acquisitions involve significant risks which could have a materially adverse effect on our business, including: (i) diversion of management's attention to the assimilation of the business to be acquired; (ii) the risk that the acquired business will fail to maintain the quality of services that we have historically provided;
(iii) the need to implement financial and other systems and add management resources; (iv) the risk that key employees of the acquired business will leave after the acquisition; (v) potential liabilities of the acquired business; (vi) unforeseen difficulties in the acquired operations; (vii) adverse short-term effects on our operating results; (viii) lack of success in assimilating or integrating the operations of acquired businesses with our business; (ix) the dilutive effect of the issuance of additional equity securities; (x) the incurrence of additional debt; and (xi) the amortization of goodwill and other intangible assets involved in any acquisitions that are accounted for using the purchase method of accounting. There can be no assurance that we will successfully implement its acquisition strategy. Furthermore, there can be no assurance that any acquisition will achieve levels of revenue and profitability or otherwise perform as expected, or be consummated on acceptable terms to enhance shareholder value. We will, however, continue to monitor acquisition opportunities.

WE  OPERATE  IN  AN  ENVIRONMENT  THAT  FACES  RAPID  TECHNOLOGICAL  CHANGE

Our future success will depend in large part upon our ability to keep pace with technology. Rapid changes have occurred, and are likely to continue to occur. There can be no assurance that our development efforts will not be rendered obsolete by research efforts and technological advances made by others. The market for information technology services is characterized by rapid technological advances, frequent new product introductions and enhancements, and changes in customer requirements. Although we believe that the call center and e-commerce business are sufficient for the present, we believe that our future success will depend in large part on our ability to service new products, platforms and rapidly changing technology. These factors will require us to provide adequately trained personnel to address the increasingly sophisticated, complex and evolving needs of its customers. Our ability to capitalize on future acquisitions in the call center and e-commerce industries will depend on our ability to (i) enhance its software and successfully integrate such software into our technical product support services, (ii) adapt such software to new hardware and operating system requirements and (iii) develop new software products in an industry characterized by increasingly rapid product and technological obsolescence. Any failure by us to anticipate or respond rapidly to technological advances, new products and enhancements, or changes in customer requirements could have a materially adverse effect on our business.

WE  HAVE  A  LIMITED  SALES  FORCE  AND  NEW  DISTRIBUTION  CHANNELS

We have only a limited number of sales and marketing employees and, therefore, rely heavily on distribution channels for sales of our products. Because of the rapidly evolving nature of Internet business, we are not certain that established distribution channels for our products and services will be an adequate network for us to achieve our goals, or that we will be able to develop alternative channels.

OUR  QUARTERLY  OPERATING  RESULTS  ARE  LIKELY  TO  FLUCTUATE

We have experienced and will continue to experience quarterly variations in net sales and net income as a result of many factors, including the following:

-     the  number  and  timing  of  catalog  mailings;

-     catalog  response  rates;

-     product  mix;

-     the  level  of  selling,  general  and  administrative  expenses;

-     the  timing  and  level  of  product  development  expenses;  and

- the timing and success of our new product introductions, as well as that of our competitors.

We plan our operating expenditures based on sales forecasts. If our net sales are below our expectations in any given quarter, our operating results will suffer. Due to the foregoing factors, in some future quarter our operating results may be below the expectations of public market analysts and investors. In such event, the price of our common shares would likely suffer.

WE  NEED  TO  DEVELOP  NEW  PRODUCTS  SUCCESSFULLY

The market for telecommunications products is generally characterized by rapidly changing technology that can render existing products obsolete and unmarketable. We believe that the current and future success of CallDirect will depend on our ability to identify, develop, or source and successfully introduce and market, in a timely manner, enhancements to our existing products and new products that respond effectively to technological change. To accomplish this, we intend to consult with our direct customer contacts and use our product development capabilities. We have experienced delays in the past in introducing certain of our products and could encounter similar technical difficulties in the future that could result in delayed product introductions or expensive recalls. We may not successfully anticipate technological changes or select and develop new and enhanced products on a timely basis. In addition, if were are able to develop or source any products, these products may not gain market acceptance.

MOST  OF  OUR  AGREEMENTS  ARE  SHORT  TERM

The standard customer agreement for both customers of the call center and of Virtualsellers.com are short-term and can be terminated without cause by either party. We expect that there will be terminations and non-renewals from time to time and that we may not be able to replace all of these clients. Our financial performance could be damaged by a significant number of terminations or non-renewals.

WE ARE DEPENDANT ON THE GROWTH OF THE INTERNET AS A COMMUNICATION MEDIUM AND AS A VEHICLE FOR COMMERCE

Use of the Internet by businesses and consumers as a medium for commerce is at an early stage of development, and is therefore subject to uncertainty. E-commerce is a relatively recent development. We cannot be certain that acceptance and use of the Internet will continue to develop or that a sufficiently broad base of businesses and consumers will adopt, and continue to use, the Internet to exchange goods and services.

The development of the Internet as a commercial marketplace may occur more slowly than anticipated. Factors influencing its growth include development of the necessary network infrastructure and associated technologies. Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity could also have a detrimental effect. These factors could result in slower response times or adversely affect usage of the Internet, resulting in lower numbers of e-commerce transactions and decreased demand for the services provided by the Internet.

INTERNET  TECHNOLOGY  IS  RAPIDLY  CHANGING

The market for Internet products and services is in a constant state of flux, characterized by rapid technological developments and changing industry standards. New products are introduced constantly as bandwidth becomes cheaper. As Internet access becomes more widely available, we may be required to make significant changes to the design and content of our products and services.
Failure to effectively adapt to these or any other technological developments could adversely affect our business, operating results and financial condition.

PROTECTION  OF  TRADENAMES  AND  DOMAIN  NAMES  AGAINST  ALL  INFRINGERS

We currently hold the Internet domain name "virtualsellers.com" as well as various other related names, and use "VirtualSellers" and "TAME" as tradenames. Domain names generally are regulated by Internet regulatory bodies and are subject to change and may be superseded, in some cases, by the laws, rules and regulations governing the registration of tradenames and trademarks with the United States Patent and Trademark Office and certain other common law rights. In the event that the domain registrars are changed, new ones are created or we are deemed to be infringing upon another's tradename or trademark, it could be unable to prevent third parties from acquiring or using, as the case may be, our domain name, tradenames or trademarks which could adversely affect our brand name and other proprietary rights.

WE  FACE  RISKS  ASSOCIATED  WITH  INTELLECTUAL  PROPERTY  RIGHTS

We rely on a combination of patent, copyright, trademark and trade secret laws, and contractual provisions to protect our proprietary rights in our products and services. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, contractors, consultants, distributors, and corporate partners, and limit access to and distribution of our software, documentation, and other proprietary information. Despite these precautions, a third party may copy or otherwise obtain and use its products or technology independently. In addition, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries.

No material claims are currently pending regarding the infringement of the proprietary rights of third parties by our products, trademarks, or other proprietary rights. However, we may receive, in the future, communications from third parties asserting that our products infringe, or may infringe, the proprietary rights of third parties. In the event of litigation to determine the validity of any third-party claims, such litigation, whether or not determined in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. In the event of an adverse ruling in such litigation, we might be required to discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology, or obtain licenses to infringing technology. We may be unable to obtain a license for the disputed third-party technology on reasonable commercial terms or at all. If someone asserts a successful claim against us and we are unable to develop or license a substitute technology, our business would suffer.

OUR LIMITED MARKETING AND SALES RESOURCES COULD PREVENT US FROM EFFECTIVELY MARKETING OUR PRODUCTS AND SERVICES

We have limited internal marketing and sales resources and personnel. In order to market any products and services we may develop, we will have to either develop a marketing and sales force with technical expertise and distribution capability or outsource such duties to independent contractors. There can be no assurance that we will be able to establish sales and distribution capabilities or that we will be successful in gaining market acceptance for any products or services we may develop. There can be no assurance that we will be able to recruit skilled sales, marketing, service or support personnel, that agreements with distributors will be available on terms commercially reasonable to us, or at all, or that our marketing and sales efforts will be successful. Failure to successfully establish a marketing and sales organization, whether directly or through third parties, would have a materially adverse effect on our business, financial condition, cash flows, and results of operations. To the extent that we arrange with third parties to market our products or services, the success of such products and services may depend on the efforts of such third parties. There can be no assurance that any of our proposed marketing schedules or plans can or will be met.

WE MAY NOT BE ABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY, WHICH COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR BUSINESS

Our ability to compete effectively in the e-commerce industry may depend on our success in developing and marketing our products and services and/or acquiring other suitable e-commerce businesses and protecting our proprietary technology, both in the United States and abroad. The patent positions of technology companies generally involve complex legal and factual questions. There can be no assurances that any patent that we apply for will be issued, or that any patents issued will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide any competitive advantage. We may incur substantial costs in defending any patent or license infringement suits or in asserting any patent or license rights, including those granted by third parties, the expenditure of which we might not be able to afford.

OUR  SHARE  PRICE  IS  EXTREMELY  VOLATILE

The trading price of our common shares has been, and in the future is expected to be, volatile and we expect to experience further market fluctuations as a result of a number of factors. These factors include, but are not limited to, current and anticipated results of operations as well as changes in our business, operations or financial results, the timing of sales of common shares by selling shareholders, prospects of general market and economic conditions and other factors.

OUR  COMMON  SHARES  ARE  TRADED  ON  THE  OTC  BULLETIN  BOARD

Our common shares are currently traded on the OTC Bulletin Board and are not listed for trading on the NASDAQ system. An issuer must meet certain quantitative criteria relating to its total assets, its capital and the trading prices of its securities to be included on the NASDAQ system. In addition, the NASDAQ staff may consider other factors, such as the issuer's management and the circumstances surrounding the issuer's operations, when determining whether to approve an issuer's application for inclusion in the NASDAQ system. We cannot guarantee that we will ever by listed on NASDAQ or any other stock exchange or automated quotation system. As a result, it may be more difficult to dispose of, or to obtain adequate quotations as to, the prices of our common shares.

NEED  FOR  ADDITIONAL  FINANCING

We have had significant working capital deficiencies in the past. As of February 29, 2000, the accumulated deficit was $100,445,398. Furthermore, we have experienced negative cash flows during each of the last three years of operations. We have historically depended upon capital infusion from the issuance of long term debt and equity securities to provide the cash needed to fund operations. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources. We are currently raising additional funds through the sale of additional equity and are looking to secure asset financing for network computer equipment. If this additional capital were raised through borrowing or other debt financing, we would incur substantial additional interest expense. Sales of additional equity securities, through a traditional underwritten offering, would dilute, on a pro rata basis, the percentage ownership of all holders of common shares. There can be no assurance that any such financing would be available upon terms and conditions acceptable to us, if at all. The inability to obtain additional financing in a sufficient amount when needed and upon acceptable terms and conditions could have a material adverse effect upon our business.

Although we believe that we can raise financing sufficient to meet its immediate needs, we will require funds to finance our development and marketing activities in the future. There can be no assurance that such funds will be available or available on terms satisfactory to us. If additional funds are raised by issuing equity securities, further dilution to existing or future stockholders is likely to result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale-back or eliminate marketing of one or more of our products or development programs or obtain funds through arrangements with collaborative partners or others that may require that we relinquish rights to certain of our technologies, product candidates or potential products that we would not otherwise relinquish. Inadequate funding also could impair our ability to compete in the marketplace and could result in its dissolution. We regularly examine opportunities to expand our technology base and product line through means such as licenses, joint ventures and acquisition of assets of ongoing business and may issue securities in connection with such transactions. However, no commitments to enter into or pursue any such transaction have been made at this time and there can be no assurance that any such discussions will result in any transaction being concluded in the future.

AUTHORIZATION  AND  DISCRETIONARY  ISSUANCE  OF  PREFERRED  SHARES

We are authorized to issue 150,000,000 each of Class A and Class B Preference Shares, with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preference Shares with dividend, liquidation, conversion or other rights which could adversely affect the rights of the our shareholders. The issuance of Preference Shares could, among other things, adversely affect the voting power of our shareholders and, under certain circumstances, make it more difficult for a third party to gain control of our business, discourage bids for common shares at a premium or otherwise adversely affect the market price for common shares.

LIMITED  LIABILITY  OF  DIRECTORS,  OFFICERS  AND  OTHERS

Our bylaws contain provisions limiting the liability of our officers and directors for all acts, receipts, neglects or defaults of themselves and all of our other officers or directors or for any other loss, damage or expense happening to us which shall happen in the execution of the duties of such officers or directors. Such limitations on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our shareholders from suing our officers and directors based upon breaches of their duties, though such an action, if successful, might otherwise benefit our business and our shareholders.

POTENTIAL  EXPENSES  ARISING  FROM  INDEMNIFICATION  OF  OFFICERS  AND DIRECTORS

Our bylaws contain provisions entitling our directors and officers to indemnification from all costs, charges, expenses, including any amount paid to settle an action or satisfy a judgment reasonably incurred by such officer or director with respect to any civil, criminal or administrative action or proceeding to which such officer or director is made a party by reason of being or having been an officer or director. We have authorized the indemnification of our officers and directors in such other circumstances permitted under the Canadian Business Corporations Act (the "CBCA"), which may reduce the likelihood of derivative litigation against directors and officers and may discourage or deter shareholders from suing directors or officers for breaches of their duties, though such an action, if successful, might otherwise benefit our business and our shareholders. Our bylaws also provide for the indemnification of our directors and officers from judgments, fines, amounts paid in settlement and reasonable expenses as a result of an action or proceeding in which they may be involved by reason of being or having been a director or officer as long as the acts were done in good faith. We are not presently aware of any claims which would result in its indemnification of its directors and officers. Such provisions do not eliminate the personal liability of its directors and officers for monetary damages as a result of a breach of fiduciary duty. We will indemnify against reasonable costs and expenses incurred in connection with any action, suit or proceeding to which any of such individuals were made a party by reason of his or her being or having been such a director of officer, unless such person has been adjudicated to have been liable for negligence or misconduct in his or her corporate duties. Although we may obtain an insurance policy which will cover such indemnity, there can be no assurance that such a policy will be available or that, if available, it will be adequate. To the extent that we are required to expend funds to indemnify officers and directors, it could have a materially adverse effect upon our financial condition.

Furthermore, our bylaws allow for insurance for the benefit of our officers and directors against such liabilities and in such amounts as the Board of Directors may determine. We currently subscribe to Directors and Officers Liability Insurance from Tri-City Brokerage of Illinois, Inc. for $2,000,000 for each claim and as an annual aggregate.

DILUTION  AND  DIVIDEND  POLICY

The grant and exercise warrants of creditors or otherwise or stock options would likely result in a dilution of the value of the common shares. Moreover, we may seek authorization to increase the number of its authorized common shares and to sell additional securities and/or rights to purchase such securities at any time in the future. Dilution of the value of the common shares would likely result from such sales.

In addition, we may decide to grant additional stock options or other forms of equity-based incentive compensation to the Company's management and/or employees to attract and retain such personnel. In the future, we may also offer equity participation in connection with the obtaining of non-equity financing, such as debt or leasing arrangements accompanied by warrants to purchase our equity securities. Any of these actions could have a dilutive effect upon the holders of the common shares.

We have never paid a cash dividend on the common shares and does not expect to pay dividends in the foreseeable future.

USE  OF  PROCEEDS

We will not receive any proceeds from the sale of any of the shares by Kevin Dudley.

DETERMINATION  OF  OFFERING  PRICE

Not  applicable.

DILUTION

Not  applicable.

SELLING  SHAREHOLDERS

The following table identifies the selling shareholder and indicates (i) the nature of any material relationship that such selling shareholder has had with us for the past three years, (ii) the number of shares held by the selling shareholder, (iii) the amount to be offered for the selling shareholder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by the selling shareholder after the sale of the shares offered by the selling shareholder pursuant to this offering. The selling shareholder is not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling shareholder sells all of the shares offered with this reoffer prospectus.

Under the 1934 Act, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling shareholder will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling shareholder. As of September 30, 2000, there were 127,709,132 common shares in the our capital issued and outstanding.

KEVIN  DUDLEY

Relationship:                                                           Employee
Shares  Beneficially  Owned  Prior  to  Offering:                        100,000
Percentage  Beneficially  Owned  Prior  to  Offering:           (less  than  1%)
Shares  to  be  Sold:                                                    100,000
Shares  :                                                                      0
Percentage  Beneficially  Owned  After  Offering:                             0%

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING SHAREHOLDER HAS BEEN OBTAINED FROM THE SELLING SHAREHOLDER. BECAUSE THE SELLING SHAREHOLDER MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM, ONLY AN ESTIMATE (ASSUMING THE SELLING SHAREHOLDER SELLS ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY THE SELLING SHAREHOLDER AFTER THIS OFFERING. IN ADDITION, THE SELLING SHAREHOLDER MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH HE PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

PLAN  OF  DISTRIBUTION

The selling shareholder may sell the shares for value from time to time under this reoffer prospectus in one or more transactions on the OTC Electronic Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling shareholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling shareholder and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the selling shareholder will be borne by the selling shareholder.

In addition to any shares sold hereunder, the selling shareholder may, at the same time, sell any shares of common shares, including the shares, owned by him in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

There is no assurance that the selling shareholder will sell all or any portion of the shares offered.

We will pay all expenses in connection with this offering and, apart from receipt of the exercise price on the related options, we will not receive any proceeds from sales of any shares by the selling shareholder.

DESCRIPTION  OF  REGISTRANT'S  SECURITIES

Our authorized capital includes: 200,000,000 shares of common stock without par value, of which 127,709,132 were issued and outstanding as at September 30, 2000, and 150,000,000 each of Class A and Class B Preference Shares, none of which were issued and outstanding as at September 30, 2000. All of our authorized shares of common stock are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefore. Upon our liquidation, dissolution or winding up, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities. No common shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

INTERESTS  OF  NAMED  EXPERTS

Our consolidated financial statements have been incorporated in the reoffer prospectus by reference from our Form 10-K in reliance upon the report of KPMG LLP, Chartered Accountants, which is also incorporated into this Reoffer Prospectus by reference, and upon the authority of said firm as experts in accounting and auditing.

LEGAL  MATTERS

The legality of the common shares offered by this reoffer prospectus will be passed upon for us and the selling shareholder by Clark, Wilson, Vancouver, British Columbia, Canada.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by the Company are incorporated herein by reference:

1.     The  Company's  Form  10-K  Annual  Report,  filed  on  June  14,  2000;

2.     The  Company's  Form  8-K  Current  Report,  filed  on  June  15,  2000;

3.     The  Proxy Statement circulated to the Company's shareholders pursuant to
Section 14(a) of the Securities Act of 1934, filed on June 28, 2000, with respect to the Company's Annual General Meeting held on August 4, 2000;

4. The Company's Form 10-Q Quarterly Report, filed on July 14, 2000, for the quarter ending May 31, 2000;

5.     The  Company's  Form  8-K/A Current Report, filed on August 25, 2000; and

6. The Company's Form 10-Q Quarterly Report, filed on October 16, 2000, for the quarter ending August 31, 2000.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

Our authorized capital includes: 200,000,000 shares of common stock without par value, of which 127,709,132 were issued and outstanding as at September 30, 2000, and 150,000,000 each of Class A and Class B Preference Shares, none of which were issued and outstanding as at September 30, 2000. All of our authorized shares of common stock are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefore. Upon our liquidation, dissolution or winding up, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities. No common shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Section 124 of the CBCA provides as follows with respect to the indemnification of directors and officers:

(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:

     (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(2) A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in paragraphs (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity:

     (a) was substantially successful on the merits in his defence of the action or proceeding; and

     (b)     fulfils  the  conditions  set  out  in  paragraphs  (1)(a) and (b).

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him:

     (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

     (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

(6) An applicant under subsection (5) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(7) On an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

The  Company's  By-Laws

Section 8.01 of Part VIII of the by-laws of the Company contains provisions to limit the liability of directors and officers for the acts, receipts, neglects or defaults of other directors, officers or employees, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title of any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Company shall be deposited, or for any loss occasioned by an error or judgment or oversight on the part of any officer or director, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of such directors of officers or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the CBCA or from liability for any breach thereof.

Section 8.02 of Part VIII of the by-laws of the Company contains provisions entitling the Company's directors and officers to indemnification from all costs, charges, expenses, including any amount paid to settle an action or satisfy a judgment reasonably incurred by such officer or director with respect to any civil, criminal or administrative action or proceeding to which such officer or director is made a party by reason of being or having been an officer or director of the Company, provided that: (a) such director or officer acted honestly and in good faith with a view to the best interests of the Company; and
(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his/her conduct was lawful. The Company has also agreed to indemnify such officers and directors in other circumstances as the CBCA permits or requires. In addition, the by-laws of the Company allow for insurance for the benefit of officers and directors of the Company against such liabilities and in such amounts as the Board may determine. Such provisions do not eliminate the personal liability of the Company's directors and officers for monetary damages as a result of a breach of fiduciary duty or for any actions or omissions which were not done in good faith.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

The 100,000 shares registered under this Registration Statement were issued to Kevin Dudley, an unaccredited investor, pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 506 of Regulation D. Kevin Dudley was provided with all of the information required by Regulation D.

ITEM  8.     EXHIBITS.

     4.1 Employment Agreement between the Company and Kevin Dudley, dated March 15, 2000

     5       Opinion  of  Clark,  Wilson
     23.1    Consents  Clark,  Wilson  (included  in  Exhibit  5)

     23.2    Consent  of  Independent  Auditor  (KPMG  LLP)

     24      Power  of  Attorney  (included  in  signature  page)

ITEM  9.     UNDERTAKINGS.

(a)     The  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on the 31st day of October, 2000.

Virtualsellers.com,  Inc.
By   /s/ Dennis Sinclair
     Dennis  Sinclair,  President  and  Chief  Executive  Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dennis Sinclair his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Dennis Sinclair
Dennis  Sinclair
President  and  Chief  Executive  Officer  (principal  executive officer)/Director
October 31,  2000

/s/ Mel Baillie
Mel  Baillie
Director
November 2,  2000

/s/ Ray Mol
Ray  Mol
Director
October 31,  2000

/s/ Grayson Hand
Grayson  Hand
Director
November 2,  2000

/s/ Pierre Prefontaine
Pierre  Prefontaine
Director
October 31,  2000

/s/ Kevin Wielgus
Kevin  Wielgus
Secretary
October 31,  2000